Exhibit 99.1

Fresh Vine Wine

Announces New Strategic Growth Plan

Scheduled to Appear On Shelves of Four National Big Box Grocery Retailers with their respective Fall Resets

New Leadership Implementing Aggressive Growth Strategy and Cost Optimization Initiative to Accelerate Time to Positive Cash Flow

MINNEAPOLIS, August 15, 2022 /Globe Newswire/ -- Fresh Vine Wine, Inc. (NYSE American: VINE), the leading producer of lower carb, lower sugar, and lower calorie premium wines in the United States, announced that, under its new leadership team, it has entered into distribution agreements with four of the nation’s leading retailers, with Fresh Vine Wine’s varietals hitting the shelves as part of their respective Fall resets. These new retail relationships are a reflection of one of the recent strategic initiatives new leadership has initiated to accelerate growth and minimize time to positive cash flow while preserving cash. Separately, the company today filed with the S.E.C. its 10Q for the second quarter and period ended June 30, 2022.

Damian Novak, Executive Chairman of Fresh Vine Wine, Inc., said, “Today, we are announcing a number of strategic initiatives that leverage our unique market position, better capitalize on the awareness generated by our celebrity owners, Nina Dobrev and Julianne Hough, and build upon our rapidly expanding national presence. Most importantly, four national, big box retailers have indicated their definitive plans to include Fresh Vine Wines in their Fall resets, beginning in September. Concurrently, we have taken a critical lens to our business and identified opportunities to improve performance in ways that allow us to better meet investor expectations. This includes promoting Rick Nechio to interim CEO and initiating performance improvement measures that reduce our remaining 2022 five month run rate expenses by more than $6 million through the balance of calendar year 2022. Additionally, we added more than $3 million of wine to inventory during the quarter, strengthening our balance sheet and allowing the company to meet strong second half demand and providing significant liquidity as the company converts its current assets to cash. The net result is that we now have a clear path to a positive cash position and are simultaneously preserving capital for further implementation of our strategy.”

Rick Nechio, Interim Chief Executive Officer of Fresh Vine Wine, added, “ The infrastructure is being built for scalability, allowing the company to accelerate growth through virtually every distribution channel, with our recent announcements with big box retail grocery the most recent. This new channel complements our existing direct to consumer (DTC), online, on-premise and convenience channels. Our newly announced upgraded DTC website, where orders can be completed in as little as three clicks, along with our new shipping rates, wine club member perks and monthly subscription program resulted in a nearly 900% improvement in sales conversions. Now Fresh Vine can execute a successful DTC strategy to increase revenue, awareness, and further develop its brand using profitable marketing. In addition, we have already produced and bottled the inventory and reserved the production capacity to meet the growing demand for our premium products. Better-for-you is the fastest growing food & beverage category. And Fresh Vine Wine has been increasingly recognized as the category leader.

“Through June 30, 2022, we invested in building the foundation to support rapid growth. With the addition of big box retail grocery, we now have a formidable, national distribution network that is the envy of our industry. We have relationships with four of the five largest beverage distributors in the United States. And we have produced inventory of our award-winning wines to quickly capture growing demand. Now, with our infrastructure firmly in place, we are in position to drive revenue in the second half of the year, particularly in the critical holiday season,” continued Nechio. “So, while we have absorbed the costs of this investment, we believe we are entering a period of rapid revenue generation. To make sure we are sufficiently resourced, we have also taken steps to preserve cash and achieve positive cash flow.”

Fresh Vine Wine's vision is to be the leading "Better For You" brand in this fast emerging category, capitalizing on the trend toward healthy living that is sweeping the food and beverage industry. Fresh Vine Wine's strategy is to accelerate growth in 2022 by amplifying its product offerings, actively growing distribution, education consumers and retailers on our product line, and focusing on in-market retail execution and in-store samplings. Fresh Vine Wine will continue to position its core brand lineup as an affordable luxury, between $14.99-$24.99. Sauvignon Blanc and Brut Rose Sparkling are Fresh Vine Wine's latest new varietals into the premium wine market.

Press contact – FreshVineWine@jonesworks.com

IR contact – Joeh@gregoryfca.com

About Fresh Vine Wine, Inc.

Fresh Vine Wine, Inc. (NYSE American: VINE) is a premier producer of lower carb, lower calorie premium wines in the United States, kicking off a 2022 growth plan following its IPO in mid-December 2021. Fresh Vine Wine's brand vision is to lead the emerging natural and accessible premium wine category, as health trends continue to accelerate in the US marketplace. The 2020 US wine market was a $69 billion category. Fresh Vine Wine plans to accelerate growth in 2022 by amplifying its marketing, expanding product offerings, and expanding its team. Fresh Vine Wine positions its core brand lineup as an affordable luxury, retailing between $14.99-$24.99. Fresh Vine Wine's varietals currently include its Cabernet Sauvignon, Chardonnay, Pinot Noir, and Rosé.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as "anticipate," "expect," "plan," "could," "may," "will," "believe," "estimate," "forecast," "goal," "project," and other words of similar meaning. These forward-looking statements address various matters including statements regarding the timing or nature of future operating or financial performance or other events. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, our ability to achieve positive cash flow from our operations on our anticipated timeframes or at all; the inclusion of the Company’s wines in Fall resets of four national, big box grocery retailers and the impact of such inclusion of the Company’s operating results; the Company's ability to hire additional personnel and to manage the growth of its business; the Company's reliance on its brand name, reputation and product quality; the Company's ability to adequately address increased demands that may be placed on its management, operational and production capabilities; the effectiveness of the Company's advertising and promotional activities and investments; the Company's reliance on celebrities to endorse its wines and market its brand; general competitive conditions; fluctuations in consumer demand for wine; overall decline in the health of the economy and consumer discretionary spending; the occurrence of adverse weather events, natural disasters, public health emergencies, or other unforeseen circumstances that may cause delays to or interruptions in the Company's operations; risks associated with disruptions in the Company's supply chain for grapes and raw and processed materials; the impact of COVID-19 and its variants on the Company's customers, suppliers, business operations and financial results; disrupted or delayed service by the distributors the Company relies on for the distribution of its wines; the Company's ability to successfully execute its growth strategy; the Company's success in retaining or recruiting, or changes required in, its officers, key employees or directors; the Company's ability to protect its trademarks and other intellectual property rights; the Company's ability to comply with laws and regulations affecting its business, including those relating to the manufacture, sale and distribution of wine; claims, demands and lawsuits to which the Company are or may be subject and the risk that its insurance or indemnities coverage may not be sufficient; the Company's ability to operate, update or implement its IT systems; the Company's ability to successfully pursue strategic acquisitions and integrate acquired businesses; the Company's potential ability to obtain additional financing when and if needed; the Company's founders' significant influence over the Company; and the risks identified in the Company's other filings with the SEC. The Company cautions investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read the Company's filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements. The Company's business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.